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                                                                    EXHIBIT 10.3

                                 TEKTRONIX, INC.

                               STOCK DEFERRAL PLAN

                                2005 Restatement
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                                TABLE OF CONTENTS

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ARTICLE I--PURPOSE AND EFFECTIVE DATE....................................     1
   1.1     Purpose.......................................................     1
   1.2     Effective Dates...............................................     1

ARTICLE II--DEFINITIONS..................................................     1
   2.1     Account.......................................................     1
   2.2     Administrative Committee......................................     2
   2.3     Beneficiary...................................................     2
   2.4     Board.........................................................     2
   2.5     Bonus.........................................................     2
   2.6     Change in Control.............................................     2
   2.7     Company.......................................................     3
   2.8     Compensation..................................................     3
   2.9     Deferral Commitment...........................................     3
   2.10    Deferral Period...............................................     3
   2.11    Determination Date............................................     3
   2.12    Director......................................................     3
   2.13    Director Fees.................................................     3
   2.14    Disability....................................................     3
   2.15    Earnings Index................................................     4
   2.16    Elective Deferred Compensation................................     4
   2.17    Eligible Stock Option.........................................     4
   2.18    Employer......................................................     4
   2.19    Option Gain...................................................     4
   2.20    Participant...................................................     4
   2.21    Participation Agreement.......................................     4
   2.22    Plan..........................................................     4
   2.23    Rate of Return................................................     4
   2.24    Retirement....................................................     4
   2.25    Salary........................................................     5
   2.26    Stock.........................................................     5
   2.27    Stock Option Deferral.........................................     5
   2.28    Stock Option Deferral Amount..................................     5
   2.29    Unforeseen Emergency..........................................     5
   2.30    Prior Plan Amounts............................................     5

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS......................     6
   3.1     Eligibility and Participation.................................     6
   3.2     Form of Deferral..............................................     6
   3.3     Limitations on Deferral Commitments...........................     6
   3.4     Commitment Limited by Termination.............................     7
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                                TABLE OF CONTENTS

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ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS...............................     7
   4.1     Accounts......................................................     7
   4.2     Elective Deferred Compensation................................     7
   4.3     Matching Contribution Makeup..................................     8
   4.4     Pension Makeup................................................     8
   4.5     Determination of Accounts.....................................     8
   4.6     Vesting of Accounts...........................................     8
   4.7     Statement of Accounts.........................................     8

ARTICLE V--PLAN BENEFITS.................................................     8
   5.1     Distributions Prior to Termination of Employment..............     8
   5.3     Benefit Commencement..........................................    10
   5.5     Deferred Payment of Benefit...................................    11
   5.6     Withholding for Taxes.........................................    11
   5.7     Valuation and Settlement......................................    11
   5.8     Payment to Guardian...........................................    11

ARTICLE VI--BENEFICIARY DESIGNATION......................................    11
   6.1     Beneficiary Designation.......................................    11
   6.2     Changing Beneficiary..........................................    12
   6.3     No Beneficiary Designation....................................    12
   6.4     Effect of Payment.............................................    12

ARTICLE VII--ADMINISTRATION..............................................    12
   7.1     Committee; Duties.............................................    12
   7.2     Agents........................................................    12
   7.3     Binding Effect of Decisions...................................    12
   7.4     Indemnity of Committee........................................    12

ARTICLE VIII--CLAIMS PROCEDURE...........................................    13
   8.1     Claim.........................................................    13
   8.2     Denial of Claim...............................................    13
   8.3     Review of Claim...............................................    13
   8.4     Final Decision................................................    13

ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN............................    13
   9.1     Amendment.....................................................    13
   9.2     Employer's Right to Terminate.................................    14

ARTICLE X--MISCELLANEOUS.................................................    15
   10.1    Unfunded Plan.................................................    15
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                                TABLE OF CONTENTS

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   10.2    Unsecured General Creditor....................................    15
   10.3    Trust Fund....................................................    15
   10.4    Nonassignability..............................................    16
   10.5    Not a Contract of Employment..................................    16
   10.6    Protective Provisions.........................................    16
   10.7    Governing Law.................................................    16
   10.8    Validity......................................................    16
   10.9    Notice........................................................    16
   10.10   Successors....................................................    16
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                                 TEKTRONIX, INC.

                               STOCK DEFERRAL PLAN

                                2005 Restatement

                      ARTICLE I--PURPOSE AND EFFECTIVE DATE

1.1  Purpose

     The purpose of this Stock Deferral Plan is to provide current tax planning opportunities as well as supplemental funds upon the retirement or death of certain Directors and employees of Employer. It is intended that the Plan will aid in attracting and retaining Directors and employees of exceptional ability by providing them with these benefits. The Plan became effective as of May 27, 2001. The Plan was restated as of June 1, 2001 to include Directors as eligible Plan Participants. The Plan was most recently amended September 8, 2003. This 2005 Restatement is adopted to change the Deferral Period for Directors, comply with section 409A of the Internal Revenue Code ("Code") and provide for further changes to comply with Code Section 409A as further guidance becomes available, and make other clarifying and administrative changes.

1.2  Effective Dates

     This 2005 Restatement is generally effective January 1, 2005 except as expressly provided otherwise and as follows:

          (a) The Deferral Period that ends August 31, 2005 shall remain effective. No deferral of Director Fees will be allowed for services performed from September 23, 2005 to December 31, 2005.

          (b) Effective January 1, 2006, the Deferral Period for Directors shall be the calendar year and Deferral Commitments for Directors Fees for services in the 2006 calendar year must be submitted by December 31, 2005 in accordance with Section 3.1(b).

                             ARTICLE II--DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1  Account

     "Account" means the device used by Employer to measure and determine the amounts to be paid to a Participant under the Plan. Separate subaccounts may be maintained to properly reflect the Participant's balance and earnings thereon. A Participant's Account shall not constitute or be treated as a trust fund of any kind.


PAGE 1 - STOCK DEFERRAL PLAN
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2.2  Administrative Committee

     "Administrative Committee" means the committee appointed to administer the Plan pursuant to Article VII.

2.3  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.4  Board

     "Board" means the Board of Directors of the Company.

2.5  Bonus

     "Bonus" means any incentive compensation to a Participant under the Annual Performance Incentive Plan.

2.6  Change in Control

     A "Change in Control" shall occur when:

          (a) The shareholders of the Company approve one (1) of the following ("Approved Transactions") and either (x) such Approved Transaction is consummated or (y) the Board determines that consummation of such Approved Transaction is likely:

               (i) Any consolidation, merger or plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Stock immediately prior to the Merger have the same proportionate ownership of Stock of the surviving corporation after the Merger; or

               (ii) Any sale, lease, exchange, or other transfer (in one (1) transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

          (b) A tender or exchange offer, other than one made by the Company, is made for Stock (or securities convertible into Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least twenty percent (20%) of the outstanding Stock (an "Offer"); or

          (c) During any period of twelve (12) months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period.

          The terms used in this 2.6 and not defined elsewhere in the Plan shall have the same meanings as such terms have in the Exchange Act and the rules and regulations adopted thereunder.


PAGE 2 - STOCK DEFERRAL PLAN
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2.7  Company

     "Company" means Tektronix, Inc., an Oregon corporation, or any successor to the business thereof.

2.8  Compensation

     "Compensation" means the Salary, Bonus, Directors' Fees, and Option Gain that the Participant earns for services rendered to the Company.

2.9  Deferral Commitment

     "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Administrative Committee.

2.10 Deferral Period

     For Directors, "Deferral Period" means a twelve (12)-month period beginning September 1 and ending August 31. Effective January 1, 2006, "Deferral Period" for Directors means a calendar year.

     For employees, "Deferral Period" means a calendar year.

2.11 Determination Date

     "Determination Date" means the last day of each calendar month.

2.12 Director

     "Director" means a member of the Company's Board of Directors.

2.13 Director Fees

     "Director Fees" means all Board retainer and committee meeting fees earned and payable in cash or stock payable to a Participant plus Eligible Stock Option gains (before reduction for amounts deferred under this Plan or under the Deferred Compensation Plan). Director Fees do not include expenses, reimbursements, or benefits.

2.14 Disability

     A Participant shall be considered to have terminated employment or Board Service because of "Disability" if either of the following apply:

          (a) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

          (b) The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.


PAGE 3 - STOCK DEFERRAL PLAN
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2.15 Earnings Index

     "Earnings Index" means the Tektronix Common Shares to be used as an index in calculating Rate of Return.

2.16 Elective Deferred Compensation

     "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

2.17 Eligible Stock Option

     "Eligible Stock Option" means one (1) or more nonqualified stock option(s) under a Company stock option plan that is determined by the Committee to be eligible for gain deferral pursuant to this Plan.

2.18 Employer

     "Employer" means the Company or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Administrative Committee.

2.19 Option Gain

     "Option Gain" means the amount by which the fair market value of exercised Tektronix Common Share options exceeds the exercise price.

2.20 Participant

     "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

2.21 Participation Agreement

     "Participation Agreement" means the agreement submitted by a Participant (including the Benefit Payment Election Form) to the Administrative Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.22 Plan

     "Plan" means this Tektronix, Inc. Stock Deferral Plan, as amended from time to time.

2.23 Rate of Return

     "Rate of Return" means the rate used to determine the amount credited monthly to a Participant's Account under Article IV. Such rate shall be determined by the Administrative Committee based upon the net performance of the Earnings Index of the Tektronix Common Shares.

2.24 Retirement

     "Retirement" means an employee's termination of employment with Employer on or after the later of the employee's attainment of age fifty-five (55) or completion of five (5) years of service, or a Board member's termination of service after attainment of age fifty-five (55).


PAGE 4 - STOCK DEFERRAL PLAN
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2.25 Salary

     "Salary" means the Employee's base salary for the Plan Year. Salary excludes any other form of compensation such as restricted stock, proceeds from stock options or stock appreciation rights, severance payments, moving expenses, car or other special allowance, or any other amounts included in an Eligible Employee's taxable income that is not base salary. Deferral elections shall be computed before taking into account any reduction in taxable income by Salary reduction under Code Sections 125, 132(f) or 401(k), or under this Plan.

2.26 Stock

     "Stock" means Tektronix, Inc. Common Shares.

2.27 Stock Option Deferral

     "Stock Option Deferral" means a stock-for-stock exercise of an Eligible Stock Option having an aggregate fair market value in excess of the total stock purchase price necessary to exercise such options.

2.28 Stock Option Deferral Amount

     "Stock Option Deferral Amount" means the amount of a Participant's Option Gains deferred in connection with an Eligible Stock Option exercise and Stock Option Deferral in accordance with Section 4.2(c) of this Plan.

2.29 Unforeseen Emergency

          "Unforeseen Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseen Emergency will depend upon the facts of each case, but in any case, the amounts distributed with respect to an Unforeseen Emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

2.30 Prior Plan Amounts

          "Prior Plan Amounts" means amounts that are 100 percent (100%) vested as of December 31, 2004 (and related earnings credit after December 31, 2004) and are either of the following :

          (a) Credited to a Participant's account with respect to a Determination Period that ends on or before December 31, 2004.

          (b) Credited to a Participant's account before January 1, 2005 with respect to a Determination Period that begins before January 1, 2005 pursuant to Deferral Commitment delivered and in effect before October 3, 2004.


PAGE 5 - STOCK DEFERRAL PLAN
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               ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1  Eligibility and Participation

          (a) ELIGIBILITY. Eligibility to participate in the Plan is limited to Directors and Vice Presidents and above and any other highly compensated employee selected by the Administrative Committee.

          (b) PARTICIPATION. Eligible employees and Directors may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Administrative Committee by the December 31 immediately preceding the Deferral Period except as provided in (c) and (d) below.

          (c) PART-YEAR PARTICIPATION. If a Director or an employee first becomes eligible to defer Compensation during a Deferral Period, a Participation Agreement must be submitted to the Administrative Committee no later than thirty (30) days following eligibility to defer, and such Participation Agreement shall be effective only with regard to Compensation with respect to services to be performed following the submission of the Participation Agreement to the Administrative Committee.

          (d) BONUS. An employee must separately elect to defer amounts with respect to Bonuses under the Annual Performance Incentive Plan. The Participation Agreement must be submitted to the Administrative Committee not later than six (6) months before the end of the Company fiscal year for which the Bonus, if any, will be paid.

3.2  Form of Deferral

     A Participant may elect Deferral Commitments in the Participation Agreement as follows:

          (a) SALARY DEFERRAL COMMITMENT. A Salary Deferral Commitment shall be related to the Salary payable by Employer to a Participant for services to be performed during the Deferral Period. The amount to be deferred into the Participant's Stock subaccount shall be stated as a whole number percentage or dollar amount of each installment of Salary.

          (b) BONUS DEFERRAL COMMITMENT. A Bonus Deferral Commitment shall be related to any Bonus payable under the Annual Performance Incentive Plan to the Participant for services to be performed during the Company fiscal year for which the Bonus will be paid. The amount to be deferred into the Participant's Stock subaccount shall be stated as a whole number percentage or dollar amount of the Bonus.

          (c) STOCK OPTION DEFERRAL COMMITMENT. To the extent permitted by the Committee, a Participant may elect to defer into his or her Stock subaccount all or a portion of his or her Option Gain, subject to such terms and conditions as the Committee may establish.

          (d) DIRECTOR FEES DEFERRAL COMMITMENT. A Director Fees Commitment shall relate to the payment of stock for services as a Director to be performed during the Deferral Period, Eligible Stock Option gains and Director fee payable in cash for Director services to be performed during the Deferral Period. The amount to be deferred into the Participant's Stock subaccount shall be stated as a whole number percentage or dollar amount of the amount otherwise payable.

3.3  Limitations on Deferral Commitments

     The following limitations shall apply to Deferral Commitments:


PAGE 6 - STOCK DEFERRAL PLAN
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          (a) MINIMUM. The minimum deferral amount for a plan year shall be five thousand dollars ($5,000). Bonus amounts are included in the plan year in which the Bonus is otherwise expected to be paid. The minimum may be met by aggregating amounts under all Salary, Bonus and Director Deferral Commitments under 3.2 and by aggregating amounts deferred for the same plan year under this Plan and the Tektronix Deferred Compensation Plan. The Administrative Committee may determine at any time that any deferral election that fails to provide for a minimum deferral is void and amounts covered by that election shall not be excluded from compensation for the year. The Administrative Committee may determine the timing of payment of amounts under a void election.

          (b) MAXIMUM. The maximum deferral amount shall be ninety percent (90%) of Salary and one hundred percent (100%) of Bonus or Director Fees. However, when combined, deferrals into the Stock Deferral Plan and the Deferred Compensation Plan may not exceed ninety percent (90%) of Salary and one hundred percent (100%) of Bonus, or Director Fees.

          (c) CHANGES IN MINIMUM OR MAXIMUM. The Administrative Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Administrative Committee's action.

3.4  Commitment Limited by Termination

     If a Participant terminates employment with Employer or Board service prior to the end of the Deferral Period, the Deferral Period and the Deferral Commitment shall end at the date of termination.

                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1  Accounts

     For record keeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participants' Tektronix Common Share total vested or nonvested Account balances. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2  Elective Deferred Compensation

          (a) A Participant's Elective Deferred Compensation shall be credited to the Participant's Account with shares of phantom stock with a value equal to the corresponding Compensation deferred as of the last day of the calendar quarter in which the Compensation would have been payable. The number of shares credited to the account shall be based on the average of the closing price of the Company's stock for the last trading day of each month in the quarter. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess reducing the amount to be credited to the Participant's Account.

          (b) As soon as practicable after Stock would have otherwise been issued to the Participant in connection with the exercise of an Eligible Stock Option, the Committee shall credit a Stock subaccount of the Participant's Account with shares of phantom stock with a value equivalent to the Option Gain which has been deferred by the Participant in accordance with the Participant's election; that is, the portion of the Participant's Option Gain that the Participant has elected to defer shall be credited to the Stock subaccount of the Participant's Account.


PAGE 7 - STOCK DEFERRAL PLAN
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4.3  Matching Contribution Makeup

     A Participant's Account shall be credited with an amount that is equal to the amount of matching contribution that was not credited to the Participant's 401(k) Savings Plan for the Deferral Period solely because the Participant's deferrals under this Plan caused the Participant's taxable compensation reported on IRS Form W-2 to be lower than if Participant had not deferred amounts under this Plan. However, when combined with any credit to the Participant's subaccount in the Tektronix Deferred Compensation Plan, the total amount credited shall be no more than the amount of the matching contribution that was not credited to the Participant's 401(k) Savings Plan because of the reduction of taxable compensation.

4.4  Pension Makeup

     The Employer shall restore an amount equal to any reduction in a Participant's Qualified Pension Plan benefits resulting from deferrals under this Plan to the extent that the Qualified Pension Plan benefits are not restored by any other plan or agreement provided by the Employer. Such restoration shall be made by crediting to the Participant's Account the amount by which the Participant's cash balance credit under the Qualified Pension Plan is lower than the amount that would have been credited in the absence of deferrals under this Plan. Such amount shall be credited to the Account (with interest credits, as provided in the Qualified Pension Plan through the end of the respective calendar year) within ninety (90) days after the calendar year in which the compensation was deferred which resulted in the lost Qualified Pension Plan contribution. However, when combined with any credit to the Participant's subaccount in the Tektronix Deferred Compensation Plan, the total amount credited shall be no more than one hundred percent (100%) of the eligible Qualified Pension Plan makeup.

4.5  Determination of Accounts

     Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited during the period, plus earnings calculated using the Rate of Return, minus the amount of any distributions made since the immediately preceding Determination Date.

4.6  Vesting of Accounts

     Each Participant shall be one hundred percent (100%) vested at all times in the Participant's Elective Deferred Compensation and any earnings thereon. Any matching contributions under Section 4.3 or Qualified Pension Plan makeup under
4.4 shall vest pursuant to the vesting schedule of the underlying qualified plan.

4.7  Statement of Accounts

     The Administrative Committee shall give to each Participant a statement setting forth the balances in the Participant's Account on a quarterly basis and at such other times as may be determined by the Administrative Committee.

                            ARTICLE V--PLAN BENEFITS

5.1  Distributions Prior to Termination of Employment

     A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

          (a) SCHEDULED EARLY WITHDRAWALS. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred (and earnings thereon) pursuant to that Participation Agreement in a single lump sum or from two (2) to five (5) substantially equal annual installments commencing the first January and on each subsequent January following the date specified in the election. Such date


PAGE 8 - STOCK DEFERRAL PLAN
     shall not be sooner than three (3) years after the date the Deferral Period commences in which the scheduled early withdrawal was initially elected. Upon a Participant's termination, the following shall apply:

               (i) EARLIER PAYMENT ON SCHEDULE. Payment of any amount that is scheduled to be withdrawn before the time provided in (ii) shall be distributed on the date specified in the election.

               (ii) SCHEDULE AFTER TERMINATION. Any balance subject to a Scheduled Early Withdrawal election shall be distributed in a lump sum within sixty (60) days, subject to Section 5.3.

          (b) HARDSHIP WITHDRAWALS. A Participant may elect to withdraw amounts because of an Unforeseen Emergency. The Administrative Committee shall determine whether or not an Unforeseen Emergency has occurred and the maximum amount that may be withdrawn. Any such hardship withdrawal distribution shall be payable within thirty (30) days after the Administrative Committee approves such payment.

5.2  Distributions Following Termination of Service

     (a) RETIREMENT OR DISABILITY BENEFIT.

          (i) BENEFIT AMOUNT. If a Participant terminates employment or Board service with Employer due to Retirement or Disability, Employer shall pay to the Participant a benefit equal to the balance in the Participant's Account.

          (ii) FORM OF BENEFIT. Subject to Section 5.2(a)(iii), benefits under this Section 5.2(a) shall be paid in the form or forms selected by the Participant in the Participation Agreement. Optional forms of payment shall include a lump-sum payment and substantially equal annual installments of the Account amortized over a period of up to fifteen (15) years. Subject to
     Section 5.3, options for initial payment shall be either within sixty (60) days of termination or in January following termination, and all subsequent payments, if any, shall be in subsequent Januarys. In order to provide substantially equal installments, the Committee shall assume a rate of return during the period of payment and may, at its discretion, adjust the assumed rate and the size of future installments based on the actual experience of Earnings Index of the Tektronix Common Shares.

          (iii) MANDATORY LUMP-SUM PAYMENTS. Notwithstanding Sections 5.2(a)(ii), (iv) and (v), if an employee terminates employment before age fifty-five (55), or with less than five (5) years of service, or if a Director terminates Board service before age fifty-five (55), or if a Participant's Account is less than fifty thousand dollars ($50,000) on the Retirement date, a lump-sum payment will be made regardless of the distribution method the Participant elected.

          (iv) CHANGE IN FORM OF PAYMENT (AMOUNTS ACCRUED BEFORE JANUARY 1,
     2005). This provision shall apply only to Prior Plan Amounts. A Participant may elect to change the form or forms of payment designation which shall supersede the form of payment designations in all prior Participation Agreements and prior elected changes. If the Participant's most recent change of payment designation has not been filed thirteen (13) calendar months prior to the date of employment termination, the prior election shall be used to determine the form of payment.

          (v) CHANGE IN FORM OF PAYMENT (AMOUNTS ACCRUED AFTER DECEMBER 31,
     2004). If Section 5.2(a)(iv) does not apply, a Participant may elect to change the form or forms of benefit specified in the Participation Agreements, subject to the following:


PAGE 9 - STOCK DEFERRAL PLAN

               (A) The election to change may not take effect until at least twelve (12) months after the date on which the election is made. The election shall be ineffective with respect to benefits that start pursuant to a Participation Agreement or other terms of the Plan before the anniversary of the election.

               (B) The first payment with respect to which the election is made shall be delayed for a period of not less than five (5) years from the date that such payment would otherwise have been made. The Participant may elect the period of delay, but the period of delay must not be less than five (5) years nor more than ten (10) years. The maximum period of annual installments under Section 5.2(a)(ii) shall be reduced by the number of years of the period of delay.

               (C) No amount may be paid sooner under the new election than under the original election.

          (b) TERMINATION BENEFIT. If a Participant terminates employment or Board service with Employer for any reason other than Retirement, Disability, or death, Employer shall pay to the Participant a lump-sum benefit equal to the balance in the Participant's Account.

          (c) DEATH BENEFIT.

               (i) PRERETIREMENT. If a Participant terminates employment or Board service with Employer due to death, Employer shall pay to the Participant's Beneficiary a lump-sum benefit equal to the vested balance in the Participant's Account.

               (ii) POSTRETIREMENT. If a Participant dies following the Participant's Retirement, Employer shall continue to pay any remaining benefit payments to the Participant's Beneficiary in the form previously elected by the Participant for Retirement benefits.

          (d) MEDIUM OF PAYMENT. All balances in a Participant's Stock subaccount shall be paid in Stock.

5.3  Benefit Commencement

     Commencement of benefits shall be subject to the following:

          (a) Subject to (b) and any election under Section 5.2(a)(ii) to commence in January following termination, benefits under Section 5.2 shall commence as soon as practicable after termination but in no case more than sixty (60) days after termination.

          (b) Distributions on account of termination may not be made to a Participant who is a key employee, as defined in Code Section 416(i) without regard to Code Section 416(i)(5), before the date which is six (6) months after the date of termination of service with Employer. If the Participant terminates service because of death or if the Participant dies before or within the six (6) months, benefits shall commence as soon as practicable after death, but in no case no more than sixty (60) days after death.

          (c) The limitation in (b) shall not apply to Prior Plan Amounts. If benefits are paid in installments, the installments shall be charged first to Prior Plan Amounts.


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
5.4  Accelerated Distribution

     This provision shall apply only with respect to Prior Plan Amounts. Notwithstanding any provision of the Plan other than the provisions of this
Section 5.4, at any time a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump-sum distribution equal to ninety percent (90%) of the Account balance as of the Determination Date immediately preceding the date on which the Administrative Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Administrative Committee from the Participant. Such Participant shall not be eligible to participate in the Plan for a period of one (1) year from the date of distribution.

5.5  Deferred Payment of Benefit

     If part of a Participant's compensation is not deductible under Code
Section 162(m), then Tektronix may require the Participant to defer payment of benefits under this Article to avoid the limitation set forth in Code Section 162(m). Any deferred benefits under this Section shall be distributed to the Participant in the first calendar year such amounts would not exceed the limitation as set out in Code Section 162(m).

5.6  Withholding for Taxes

     To the extent required by the law in effect at the time payments are made, Employer shall withhold from payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines are reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.7  Valuation and Settlement

     The amount of a lump-sum payment and the initial installment payment shall be based on the value of the Participant's Account on the Determination Date immediately preceding the lump-sum payment or commencement of installment payments.

5.8  Payment to Guardian

     The Administrative Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Administrative Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Administrative Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.

                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid if a Participant dies prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee, and will be effective only when filed with the Administrative Committee during the Participant's lifetime.


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
6.2  Changing Beneficiary

     Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee. The filing of a new Beneficiary designation shall cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3  No Beneficiary Designation

     In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

6.4  Effect of Payment

     Payment to the Beneficiary shall completely discharge Employer's obligations under this Plan.

                           ARTICLE VII--ADMINISTRATION

7.1  Committee; Duties

     The Plan shall be administered by an Administrative Committee consisting of three (3) or more members as may be appointed from time to time by the Chief Executive Officer. The Administrative Committee shall have the authority to interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including determination of eligibility and interpretations of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members in office at the time of the vote shall control any decision. The required majority action may be taken either by a vote at a meeting or without a meeting by a signed memorandum. Meetings may be conducted by telephone conference call. The Administrative Committee may, by majority action, delegate to one or more of its members the authority to execute and deliver in the name of the Administrative Committee all communications and documents which the Administrative Committee is required or authorized to provide under this Plan. Any party shall accept and rely upon any document executed in the name of the Administrative Committee. Members of the Administrative Committee may be Participants under this Plan.

7.2  Agents

     The Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3  Binding Effect of Decisions

     The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4  Indemnity of Committee

     The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on


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
account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.

                         ARTICLE VIII--CLAIMS PROCEDURE

8.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee which shall respond in writing within thirty (30) days.

8.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

          (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c) An explanation of the Plan's claim review procedure.

8.3  Review of Claim

          (a) Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Administrative Committee. The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

          (b) Such notice shall be made within the lesser of ninety (90) days of notice of denial or one hundred twenty (120) days of the original written claim.

8.4  Final Decision

     The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                  ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1  Amendment

          (a) The Company may amend the Plan at any time and from time to time by written instrument. Except as provided in (b) below, the power to amend may be executed only by the Board.

          (b) The Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change, provided:


PAGE 13 - STOCK DEFERRAL PLAN

               (i) The Administrative Committee deems it necessary or advisable to:

                    (A) Correct any defect, supply any omission or reconcile any inconsistency in order to carry out the intent and purposes of the Plan;

                    (B) Maintain the Plan's status as a "top-hat" plan for
               purposes of ERISA; or

                    (C) Facilitate the administration of the Plan;

               (ii) The amendment or change does not, without the consent of the Board, materially increase the cost to the Employer of maintaining the Plan; and

               (iii) Any amendment adopted by the Administrative Committee shall be in writing, signed by a member of the Committee and promptly reported to the Board.

          (c) To the extent permitted under subsections (e) and (f) below, amendments may have an immediate, prospective or retroactive effective date.

          (d) Amendments do not require the consent of any Participant or Beneficiary.

          (e) Amendments are subject to the following limitations:

               (i) PRESERVATION OF ACCOUNT BALANCE. No amendment shall reduce the amount credited or to be credited to any Account as of the date notice of the amendment is given to Participants, except as provided in subsection (f) below.

               (ii) CHANGES IN EARNINGS RATE. If the Plan is amended so that the Earnings Index is not used to calculate the Rate of Return, the rate of earnings to be credited to the Participant's Account shall not be less than the monthly equivalent of the average nominal annual yield on three (3) month Treasury bills for the applicable Determination Period.

               (iii) AFTER A CHANGE IN CONTROL. No amendment shall change the methodology used to calculate the Rate of Return in any way which will lower the Participant's returns on any amounts deferred under Deferral Commitments filed prior to the Change in Control.

               All amounts deferred under Deferral Commitments filed prior to a Change in Control shall be paid as originally elected by the Participant unless the Participant voluntarily changes such distribution elections in accordance with Section 5.2(a)(iv) or (v).

          (f) The Company may amend the Plan from time to time to comply with Code Section 409A and such amendments shall not be subject to restrictions in subsection (e). If an amendment reduces amounts that have been deferred, the Employer shall increase the compensation of the Participant to restore the Participant, as nearly as practicable, to the position as if the reduced amount had not been deferred, but without adjustment for earnings or other time value of money.

9.2  Employer's Right to Terminate


PAGE 14 - STOCK DEFERRAL PLAN

     The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

          (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Administrative Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in a lump sum or in the installment schedule elected by the Participant for payment upon Retirement, as decided by the Company, except as follows. If a Change in Control has occurred prior to the termination of the Plan, payment shall be made in the installment schedule elected by the Participant for payment upon Retirement.

     Subject to the restrictions on payments to terminated key employees in
Section 5.3, payments shall commence within sixty (60) days after the Board terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.

                            ARTICLE X--MISCELLANEOUS

10.1 Unfunded Plan

     As to employees, this Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. As to Directors, this Plan is not subject to ERISA because it does not provide benefits for employees.

10.2 Unsecured General Creditor

     Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3 Trust Fund

     At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Employer may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.


PAGE 15 - STOCK DEFERRAL PLAN

10.4 Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5 Not a Contract of Employment

     This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6 Protective Provisions

     A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

10.7 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

10.8 Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9 Notice

     Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10 Successors

     The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

                           Approved by the Board of Directors September 22, 2005





PAGE 16 - STOCK DEFERRAL PLAN